EXHIBIT 99.1

Edible Garden Announces Reverse Stock Split of the Company’s

Common Stock

BELVIDERE, NJ, January 30, 2026 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leading provider of controlled environment agriculture (CEA) solutions and sustainable, locally grown organic produce,  today announced a planned reverse stock split of its shares of common stock at a ratio of 1-for-10. The reverse stock split will take effect as of 12:01 a.m. ET, on February 3, 2026, and shares of Edible Garden will trade on a post-split basis on Nasdaq under the existing trading symbol, “EDBL,” at the market open on February 3, 2026.

At the Company’s Annual Meeting of Stockholders held September 24, 2025,  stockholders approved an amendment to the Company’s certificate of incorporation to implement a reverse stock split in a range of 1-for-5 to 1-for-25, and granted the board of directors the authority to implement and determine the exact split ratio within such range, which was subsequently set by the board at 1-for-10. Following the reverse stock split, the new CUSIP number of the common stock will be 28059P501, with the par value per share of common stock remaining at $0.0001. A proportionate adjustment will be made to the per-share exercise prices and number of shares issuable under all outstanding warrants and equity awards.

Jim Kras, CEO of Edible Garden, commented, “The reverse stock split is being implemented as part of our efforts to maintain compliance with Nasdaq’s continued listing requirements. We believe this action will improve the overall trading profile of our common stock and support a more stable market price. We also expect that the higher post-split share price may enhance the market’s perception of our shares as we continue to focus on executing our business strategy.”

When the reverse stock split becomes effective, every 10 shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. Each stockholder’s percentage ownership interest in Edible Garden will remain unchanged after the reverse stock split. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share of common stock. The reverse stock split will not reduce the number of authorized shares of common stock.

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), delivering locally grown, organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 5,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact.

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Edible Garden’s proprietary GreenThumb 2.0 software—protected by U.S. Patents US 11,158,006 B1, US 11,410,249 B2, and US 11,830,088 B2—optimizes vertical and traditional greenhouse growing conditions while aiming to reduce food miles. Its patented Self-Watering display (U.S. Patent No. D1,010,365) is designed to extend plant shelf life and elevate in-store presentation. In addition to its core CEA operations, Edible Garden owns three patents in advanced aquaculture technologies: a closed-loop shrimp farming system (US 6,615,767 B1), a modular recirculating aquaculture setup with automated water treatment and feeding (US 10,163,199 B2), and a sensor-driven ammonia control method utilizing electrolytic chlorine generation (US 11,297,809 B1).

The Company has been recognized as a FoodTech 500 firm by Forward Fooding, a leading AgriFoodTech organization, and is a Giga Guru member of Walmart’s Project Gigaton sustainability initiative. Edible Garden also develops and markets a growing line of nutrition and specialty food products, including Vitamin Way® and Vitamin Whey®—plant and whey protein powders—and Kick. Sports Nutrition, a premium performance line for health-conscious athletes seeking cleaner, better-for-you options. The Company’s offerings further include fresh, sustainable condiments such as Pulp fermented gourmet and chili-based sauces, as well as Pickle Party, a collection of fermented fresh pickles and krauts.

Learn more at https://ediblegardenag.com.

For Pulp products, visit https://www.pulpflavors.com.

For Vitamin Whey® products, visit https://vitaminwhey.com.

For Kick. Sports Nutrition products, visit https://kicksportsnutrition.net/

Watch the Company’s latest corporate video here.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the timing, implementation, and success of the reverse stock split, and performance as a public company. The words “believe,” “expect,” “plan,” “seek,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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